                               State of California
                        OFFICE OF THE SECRETARY OF STATE


         I, MARCH FONG EU; Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                    IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this


                                    Mar 4, 1983
                                    --------------------------------

                                    [/s/ March Fong Eu]

                                    Secretary of State

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                            ARTICLES OF INCORPORATION
                                       OF
                                 TBA MEDIA, INC.


                                        I

         The name of this Corporation is TBA MEDIA, INC.


                                       II

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Laws of the State of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address of the person appointed to act as initial incorporator of this Corporation is:

                  THOMAS MISERENDINO
                  17835 Ventura Boulevard Suite 211
                  Encino, California 91316

                                       IV

The name and address of the person appointed to act as initial agent for service of process in this State is:

                  RICHARD M. ROSENTHAL
                  5900 Sepulveda Boulevard Suite 321
                  Van Nuys, California 91411



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                                        V

         This Corporation is authorized to issue only one class of shares of stock and the number of shares this Corporation is authorized to issue is 50,000.

         IN WITNESS WHEREOF, the undersigned, who is the above named initial incorporator of this Corporation, has executed these Articles of Incorporation on this 3rd day of March, 1983.


                                       /s/ Thomas Miserendino
                                       ----------------------
                                       THOMAS MISERENDINO

         The undersigned, being the above named initial incorporator of' this Corporation, declares that he is the person who executed the foregoing Articles of Incorporation, which execution is his act and deed.

Dated:   March 31, 1983



                                       Thomas Miserendino
                                       ----------------------
                                       THOMAS MISERENDINO

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